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Exhibit 99.4

UNIT PURCHASE FORM

Unit Offering
up to 9,454 Units
consisting of an aggregate of
up to $9,454,000 of its Third-Lien Senior
Secured Notes due 2019 and the Related
Guarantees (together with up to 37,816
Warrants to Purchase up to 141,274
Shares of Common Stock) Available to
holders of Old Notes

Pursuant to the Prospectus dated                        , 2014
(as it may be supplemented from time to time, the "Prospectus")

        The Unit Offering will expire at or prior to 5:00 p.m., New York City time, on                        , 2014, unless extended by Alion Science and Technology Corporation (the "Early Tender Date"). The election to purchase Units in the Unit Offering cannot be revoked except that a valid withdrawal of Old Notes tendered in the Exchange Offer will be deemed to have revoked any election to purchase Units in the Unit Offering.

The Information and Exchange Agent for the
Unit Offering is:

Global Bondholder Services Corporation

By facsimile
(for eligible institutions only):
(212) 430-3775/3779
Confirmation:
(212) 430-3774

By Mail, Overnight Courier Hand Delivery:
65 Broadway, Suite 404
New York, New York 10006
Attn: Corporate Actions

        DELIVERY OF THIS UNIT PURCHASE FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS UNIT PURCHASE FORM VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THIS UNIT PURCHASE FORM MUST BE DELIVERED TO THE INFORMATION AND EXCHANGE AGENT AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLY TENDER DATE.

        DELIVERY OF THIS UNIT PURCHASE FORM WILL NOT BE VALID UNLESS THE UNDERSIGNED ALSO DELIVERS PAYMENT OF THE PURCHASE PRICE TO THE COMPANY AS SET FORTH BELOW AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLY TENDER DATE.

        The undersigned acknowledges that it has received the Prospectus of Alion Science and Technology Corporation (the "Company," "Alion," "we" or "us"), relating to the Company's Unit Offering of up to 9,454 Units, at a purchase price equal to $600 per Unit. Each Unit consists of one Third-Lien Note with a principal amount of $1,000, one Penny Warrant to purchase no less than 5.9710418 shares of the Company's common stock and three Cash Warrants, each to purchase no less than 2.3884167 shares of the Company's common stock.

        Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

UNIT OFFERING

        Please read this entire Unit Purchase Form and the information in the Prospectus carefully before checking any box below. Questions and requests for assistance or for additional copies of the Prospectus and this Unit Purchase Form may be directed to the Information and Exchange Agent, whose address and telephone numbers appear at the end of this form.

        A holder of Old Notes tendering all of its Old Notes in the Exchange Offer and electing the New Securities Plus Unit Offering Option may purchase Units offered in the Unit Offering, subject to the terms and conditions set forth in the Prospectus. For every $1,000 principal amount of outstanding Old Notes validly tendered into the Exchange Offer for the New Securities Plus Unit Offering Option, a holder of Old Notes holding specified minimum principal amounts of Old Notes may purchase up to approximately 0.0709234 of a Unit. All Old Notes held by a holder electing to purchase Units in the Unit Offering will be aggregated and the amount of Units will be rounded down to the nearest whole Unit. No fractional Units will be issued.

        Full payment of the Unit Price of $600 per Unit must be made, at the time of tender of Old Notes in the Exchange Offer, in United States dollars and delivered by wire transfer of immediately available funds to the account maintained by the Company. For account information, contact the Information and Exchange Agent at the telephone numbers listed on the cover page of this Unit Purchase Form.

        To calculate the total Unit Price to be paid by holders of Old Notes electing to purchase Units in the Unit Offering: (i) divide the principal amount of Old Notes tendered into the Exchange Offer by $1,000, (ii) multiply the resulting quotient by 0.0709234, (iii) round the resulting product down to the nearest whole number for the number of Units to be purchased, and (iv) multiply that number of Units by $600. If, following the expiration of the Unit Offering, the Company determines that the actual amount you are required to pay is less than the amount you paid because the Cash Option Funding Amount is less than $10,000,200, the number of Units you will purchase will be reduced and promptly after the Settlement Date, you will be refunded the difference between the amount you paid and the Unit Price for the number of Units you actually purchase.

        BY SUBMITTING THIS UNIT PURCHASE FORM AND PAYING THE UNIT PRICE SET FORTH BELOW, THE UNDERSIGNED ELECTS TO PURCHASE THE MAXIMUM NUMBER

OF UNITS CORRESPONDING TO THE OUTSTANDING OLD NOTES TENDERED BY THE UNDERSIGNED IN THE EXCHANGE OFFER.

Aggregate Principal Amount of Old Notes tendered into the Exchange Offer for the New Securities Plus Unit Offering Option

VOI # of corresponding Old Notes tendered:

Maximum Number of Units to Purchase in the Unit Offering

Total Unit Price for maximum number of Units to Purchase in the Unit Offering

        The Company will not consider your purchase received until and unless it has received from you full payment of the Unit Price for the maximum number of Units you will purchase in the Unit Offering. You bear the risk of delivery of all documents and payments, and neither the Company nor the Information and Exchange Agent has any responsibility for such deliveries.

        By signing this form, the undersigned irrevocably elects to purchase the maximum number of Units as to which the undersigned is entitled to purchase as indicated above upon the terms and conditions specified in the Prospectus and agrees that if it fails to pay for the Units as set forth herein, the Company may exercise any remedies available to it. By signing this form, the undersigned also represents that it:

  •
  has validly tendered all (but not less than all) of the Old Notes held by it into the Exchange Offer;

  •
  has not withdrawn that tender;

  •
  has elected the New Securities Plus Unit Offering Option with respect to all Old Notes tendered on the consent and letter of transmittal, or the agent's message, as applicable, submitted to the Information and Exchange Agent in conjunction with the Exchange Offer; and

  •
  acknowledges that a valid withdrawal of Old Notes in the Exchange Offer will be deemed to have revoked any election to purchase Units in the Unit Offering.

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

        Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing as the owner of the Old Notes. See instructions below. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:
Title:
Address:
Telephone Number:
Date:
Taxpayer Identification or Social Security Number:

Name:
Title:
Address:
Telephone Number:
Date:
Taxpayer Identification or Social Security Number:

 SIGNATURE GUARANTEE

(If required, see instructions below)

Signature(s) Guaranteed by an Eligible Institution:
Date:

Authorized Signature

Name of Eligible Institution Guaranteeing Signature:	Address:

Capacity (full title):

Telephone Number:

        Signatures on this Unit Purchase Form; Guarantee of Signatures.    If this Unit Purchase Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Company of that authority so to act must be submitted, unless waived by the Company.

        Signatures on this Unit Purchase Form need not be guaranteed if the Old Notes giving rise to the ability to purchase Units are tendered pursuant to the Exchange Offer: (a) by any participant in DTC's system whose name appears on a security position listing as the record owner of the Old Notes thereof; or (b) for the account of a firm that is a participant in DTC's system and a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trading company having an office or correspondent in the United States or certain other eligible guarantors (each, an "Eligible Institution"). In all other cases, all signatures on this Unit Purchase Form must be guaranteed by an Eligible Institution.

The Information and Exchange Agent for the Unit Offering is:

Global Bondholder Services Corporation
65 Broadway—Suite 404
New York, New York 10006

Banks and brokers call: (212) 430 3774
All others call toll-free: (866) 470 3900

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UNIT PURCHASE FORM
Pursuant to the Prospectus dated , 2014 (as it may be supplemented from time to time, the "Prospectus")
The Information and Exchange Agent for the Unit Offering is
Global Bondholder Services Corporation
By facsimile (for eligible institutions only): (212) 430-3775/3779 Confirmation: (212) 430-3774
By Mail, Overnight Courier Hand Delivery: 65 Broadway, Suite 404 New York, New York 10006 Attn: Corporate Actions
UNIT OFFERING
SIGNATURE GUARANTEE (If required, see instructions below)